UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2020

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 10, 2020, upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors (the “Board”) of American Water Works Company, Inc. (the “Company”), the Board approved the amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to allow certain shareholders to include their director nominees in the Company’s annual meeting proxy materials and to make certain other changes as described below. Under the proxy access bylaw, any eligible shareholder, or eligible group of up to 20 shareholders, owning 3% or more of the Company’s common stock continuously for a three-year period and through the date of the next annual meeting of shareholders may, subject to certain limitations and conditions, nominate and include in the Company’s proxy materials for such annual meeting of shareholders a number of director nominees not to exceed the greater of (a) two directors or (b) 20% of the directors then serving on the Board (rounded down to the nearest whole number). As a condition to the use of the proxy access bylaw, the eligible shareholder or eligible group of shareholders and each director nominee must satisfy all of the requirements specified in the Bylaws, including the requirement that notice of a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the definitive proxy statement sent in connection with the preceding year’s annual meeting of shareholders. The proxy access bylaw took effect upon adoption and will be first available to shareholders beginning with the Company’s 2022 annual meeting of shareholders.
In addition, the Bylaws reflect certain conforming changes and other technical, non-substantive or clarifying amendments and corrections.
The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On December 10, 2020, upon the recommendation of the Audit, Finance and Risk Committee of the Board, the Board approved and adopted a new Code of Ethics. The Code of Ethics is applicable to all directors, officers and employees of the Company and its subsidiaries, including but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The new Code of Ethics replaced the Company’s previous Code of Ethics in its entirety, and updated and clarified topics previously addressed in the prior Code of Ethics and other policy documents, including the addition of sections governing environmental leadership, corruption and bribery, use of social media and expectations of managers. The adoption by the Board of the new Code of Ethics did not result in any explicit or implicit waiver with respect to any director, officer or employee of the Company from any provision of the prior Code of Ethics. The Code of Ethics is focused on the Company’s values, and the general ethical principles underlying the prior Code of Ethics remain substantively unchanged.
The foregoing description of the Code of Ethics is qualified in its entirety by reference to the full text of the Code of Ethics, which is incorporated herein by reference. The Company intends to satisfy its filing obligation under Item 406(c) of Regulation S-K with respect to the Code of Ethics by posting a copy thereof on its investor relations website at https://ir.amwater.com/site/Corporate-Governance/governance-documents. Information on any of the Company’s websites shall not be deemed incorporated by reference into, or to be a part of, this Current Report on Form 8-K, and the foregoing website reference is not intended to be made through an active hyperlink.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith (as noted below):

Exhibit No.	Description
3.1*	Amended and Restated Bylaws of American Water Works Company, Inc., as amended and restated on December 10, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	December 10, 2020	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer
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